UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 30, 2018

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Term Loan Facility Amendment

On November 30, 2018, Hudson Technologies Company (“HTC”), an indirect subsidiary of Hudson Technologies, Inc. (the “Company”), and HTC’s affiliates Hudson Holdings, Inc. and Aspen Refrigerants, Inc. (formerly known as Airgas-Refrigerants, Inc.), as borrowers (collectively, the “Borrowers”), and the Company as a guarantor, entered into a Waiver and Third Amendment to Term Loan Credit and Security Agreement (the “Third Amendment”) with U.S. Bank National Association, as collateral agent and administrative agent, and the various lenders thereunder.

The Third Amendment superseded interim waivers and amended the Term Loan Credit and Security Agreement dated October 10, 2017 (as previously amended, the “Term Loan Facility”) to reset the maximum Total Leverage Ratio covenant contained in the Term Loan Facility at the indicated dates as follows: (i) June 30, 2018 - 10.15:1.00; (ii) September 30, 2018 - 12.45:1.00; (iii) December 31, 2018 – 12.75:1.00; (iv) March 31, 2019 – 12.95:1.00; (v) June 30, 2019 – 8.25:1.00; September 30, 2019 – 6.40:1.00; (vi) December 31, 2019 – 5:70:1.00; and (vii) March 31, 2020 and each fiscal quarter thereafter – 4:75:1.00.

The Third Amendment increases the scheduled quarterly principal repayments to $525,000 effective December 31, 2018. In addition the Third Amendment requires a further repayment of principal on or before November 14, 2019 in an amount equal to (x) 100% of Excess Cash Flow (as defined in the Term Loan Facility) for the four fiscal quarter period ending September 30, 2019 if after giving effect to the payment thereof, the Borrowers have minimum aggregate Undrawn Availability (as defined in the Term Loan Facility) of at least $35,000,000, (y) 50% of Excess Cash Flow for the four fiscal quarter period ending September 30, 2019 if after giving effect to the payment thereof, the Borrowers have minimum aggregate Undrawn Availability of at least $15,000,000 but less than $35,000,000, and (z) 0% of Excess Cash Flow for the four fiscal quarter period ending September 30, 2019 if after giving effect to the payment thereof, the Borrowers have minimum aggregate Undrawn Availability less than $15,000,000, with any such payment subject to reduction by the amount of any voluntary prepayments made following the date of the Third Amendment. Any voluntary prepayments will not be subject to the prepayment premium or make-whole provisions of the Term Loan Facility. The Third Amendment also adds a minimum liquidity requirement (consisting of cash plus undrawn availability on the Borrowers’ revolving loan facility) of $28 million, measured monthly.

The Third Amendment also amended the exit fee payable to the term loan lenders to five percent (5.00%) of the outstanding principal balance of the term loans on November 30, 2018 (the “Exit Fee”), which Exit Fee shall be payable in full in cash upon the earlier to occur of (x) repayment in full of the term loans, or (y) any acceleration of the term loans. The Exit Fee will be reduced by one-tenth of one percent (0.10%) for every $1,000,000 in voluntary prepayments made prior to January 1, 2020; provided, that, in no event shall the Exit Fee be reduced below three percent (3.00%) as a result of any such prepayments, (ii) payment of the Exit Fee shall be waived in the event that repayment in full of the term loans occurs prior to January 1, 2020, and (iii) the Exit Fee shall be reduced by an amount equal to fifty percent (50%) of the amount that would otherwise be payable in the event that repayment in full occurs on or after January 1, 2020 but prior to March 31, 2020.

The description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment which is filed as Exhibit 10.1 to this Report.

Revolving Credit Facility Amendment

On November 30, 2018, Hudson Technologies Company (“HTC”), an indirect subsidiary of Hudson Technologies, Inc. (the “Company”), and HTC’s affiliates Hudson Holdings, Inc. and Aspen Refrigerants, Inc. (formerly known as Airgas-Refrigerants, Inc.), as borrowers (collectively, the “Borrowers”), and the Company as a guarantor, entered into a Second Amendment to Amended and Restated Revolving Credit and Security Agreement, Consent and Waiver (the “Second Revolver Amendment”) with PNC Bank, National Association, as administrative agent, collateral agent and lender (“Agent” or “PNC”) and the lenders thereunder.

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The Second Revolver Amendment amends the Amended and Restated Revolving Credit and Security Agreement dated October 10, 2017 (as amended to date, the “PNC Facility”), to replace the existing fixed charge coverage ratio until September 30, 2019 with an EBITDA covenant requiring minimum EBITDA for the four fiscal quarters ended on the following dates: September 30, 2018 - $9,240,000; December 31, 2018 - $9,428,000; March 31, 2019 - $9,270,000; June 30, 2019 - $14,195,000. The minimum fixed charge coverage ratio of 1.00:1.00 shall recommence for the quarter ending September 30, 2019. The Second Revolver Amendment also increases the applicable interest rate margin to 3% for Eurodollar Rate Loans (as defined in the PNC Facility) and 2% for Domestic Rate Loans (as defined in the PNC Facility) through September 30, 2019, with applicable margins thereafter of between 2.5% and 3% for Eurodollar Rate Loans and 1.5% and 2% for Domestic Rate Loans based on the applicable fixed charge coverage ratio. In connection with the Second Revolver Amendment, the Borrowers also paid the Agent a waiver and amendment fee of $250,000.

The description of the Second Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Revolver Amendment which is filed as Exhibit 10.2 to this Report.

Item 2.02	Results of Operations and Financial Condition

On November 30, 2018, the Company issued a press release with respect to the foregoing matters, a copy of which is filed as Exhibit 99.1 to this Report. The press release also contained certain financial information with respect to the nine months ended September 30, 2018. The information in the aforementioned press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Waiver and Third Amendment to Term Loan Credit and Security Agreement

10.2	Second Amendment to Amended and Restated Revolving Credit and Security Agreement, Consent and Waiver

99.1	Press Release dated November 30, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2018

HUDSON TECHNOLOGIES, INC.

By:	/s/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory

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